Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Damon Wright
Vice President Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.com

Epicor® Reports 2010 Third Quarter Results

Software License Revenue Grows 47% Year-over-Year

Helping to Drive Free Cash Flow1 of $15.6 Million

IRVINE, Calif., October 28, 2010 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, today reported financial results for its third quarter ended September 30, 2010. All results should be considered preliminary pending the Company’s filing of its quarterly report on Form 10-Q.

Epicor chairman, president and CEO George Klaus commented, “This was the second highest third quarter in Epicor’s history in terms of total revenue, consulting revenue and maintenance revenue, and the fourth highest in terms of software revenue. It is clear that we are experiencing tremendous momentum on the back of what we believe are the best products in the market. We believe that the geographic reach and functional breadth and depth of our products have never been greater. Epicor is selling into more markets than ever before and our superior products are driving market share gains. As we look forward into Q4 and 2011,” Klaus continued, “our pipelines support continued momentum and currently support our belief that our 2010 fourth quarter will be one of the strongest software revenue quarters in Epicor’s history.”

Total revenue for the 2010 third quarter grew more than 16% to $114.6 million, when compared to 2009 third quarter revenue of $98.6 million. 2010 third quarter GAAP net loss was $9.4 million, or loss of $0.16 per diluted share, compared to GAAP net income of $0.4 million, or $0.01 per diluted share in the 2009 third quarter. 2010 third quarter GAAP net loss includes the impact of a $9.9 million, or $0.17 per diluted share, tax provision related to updated estimates of pre-tax GAAP income for the year and an approximate $0.02 benefit per diluted share related to cash received from the Province of Quebec, Canada in connection with a program designed to

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Epicor Reports Q3 2010 Results

encourage development of IT businesses there. The 2010 third quarter benefit was related to the Company’s operations in 2008. This program extends through 2015, and Epicor is currently in the process of applying for a rebate related to its 2009 operations.

Non-GAAP2 net income for the 2010 third quarter was up 34% to $10.5 million, or $0.18 per diluted share, which includes the $0.02 per diluted share Quebec benefit, compared to non-GAAP net income of $7.8 million, or $0.13 per diluted share in the 2009 third quarter.

2010 Third Quarter Revenue by Segment: 2010 third quarter license revenue was $20.2 million, up 47% when compared to 2009 third quarter license revenue of $13.7 million. Consulting revenue grew 15% to $36.5 million in the 2010 third quarter, versus 2009 third quarter consulting revenue of $31.7 million. 2010 third quarter maintenance revenue was up 1% to $48.5 million when compared to 2009 third quarter maintenance revenue of $48.2 million. Hardware and other revenue for the 2010 third quarter was $9.3 million, up 89% when compared to hardware and other revenue of $4.9 million in the prior year’s third quarter.

Balance Sheet Summary: The Company’s balance sheet at September 30, 2010, included cash and cash equivalents of $113.1 million. The balance sheet benefited from free cash flow of $15.6 million during the 2010 third quarter, which also enabled the Company to make a discretionary $5.0 million payment to reduce the outstanding balance on its credit facility during the 2010 third quarter. The Company’s total outstanding debt as of September 30, 2010, consists primarily of $230 million in aggregate principal amount of the Company’s 2.375% senior convertible notes (less a debt discount of $35.8 million) and $57.5 million in aggregate principal amount under the Company’s credit facility, currently bearing an interest rate of approximately 5 percent.

Following the close of the 2010 third quarter, the Company made an additional discretionary $10.0 million payment to reduce the outstanding balance on its credit facility.

At the end of the 2010 third quarter, net accounts receivable was approximately $95.3 million. The Company had cash collections of approximately $107.4 million during the 2010 third quarter. Days sales outstanding (DSOs) in the 2010 third quarter were 77, up when compared to 71 in the second quarter of 2010. Total deferred revenue at the end of the 2010 third quarter was $94.6 million.

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Epicor Reports Q3 2010 Results

Business Outlook: For Epicor’s 2010 fourth quarter, total revenue is expected to be $119 to $121 million, with non-GAAP earnings per diluted share3 for the 2010 fourth quarter expected to be $0.19 to $0.21.

Earnings Conference Call

The Company will hold an investor and analyst conference call today at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time.

What:	Epicor 2010 Third Quarter Earnings Conference Call
When:	Thursday, October 28, 2010
Time:	2:00 p.m. PT
Dial in:	1-800-437-2398
Conf ID:	Epicor 2010 Third Quarter Earnings Call
Webcast:	http://ir.epicor.com

On the call, chairman, president and CEO George Klaus and executive vice president and CFO Michael Pietrini will review 2010 third quarter earnings. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at http://ir.epicor.com and will be archived for thirty days following the call on the Company’s Web site.

1 Free cash flow is a non-GAAP measure. The Company calculates free cash flow as adjusted EBITDA (also a non-GAAP measure), plus stock-based compensation, less capital expenditures, cash paid for income taxes and net interest. Please refer to the reconciliation of adjusted EBITDA and free cash flow, as well as the information provided below under the heading “Non-GAAP Financial Measures.”

2 Please see the reconciliations to GAAP measures provided at the end of this press release as well as the information provided below under the heading “Non-GAAP Financial Measures.”

3The Company’s 2010 fourth quarter non-GAAP earnings per diluted share guidance excludes current expectations for fourth quarter amortization of intangible assets of approximately $7.0 million, fourth quarter stock-based compensation expense of approximately $4.9 million and approximately $2.2 million in non-cash interest expense for the fourth quarter related to amortization of debt discount. 2010 fourth quarter non-GAAP earnings per share expectations assume a weighted average share count of 61.1 million shares.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor takes pride in more than 25 years of technology innovation delivering business solutions that provide the scalability and flexibility

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Epicor Reports Q3 2010 Results

businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

This press release contains certain statements which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected revenues (including growth rates), earnings and earnings per share (including on a non-GAAP basis), non-GAAP free cash flow, the Company’s products, market share, business model, sales pipelines and opportunities, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include, but are not limited to, changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, including Epicor 9; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends; and other factors discussed in Epicor’s annual report on Form 10-K for the year ended December 31, 2009 and other reports Epicor files with the SEC. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Non-GAAP Earnings Measure. The Company uses non-GAAP earnings measures, non-GAAP net income, adjusted EBITDA, EBITDA margins and free cash flow in this press release. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and,

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

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Epicor Reports Q3 2010 Results

The non-GAAP financial measures for 2009 and 2010 used by the Company are defined to include deferred revenues from NSB that were adjusted to fair value as required by purchase accounting in accordance with GAAP reporting, and to exclude amortization of intangible assets, stock-based compensation expense, amortization of long-term debt discount from the Company’s May 2007 convertible note offering, the write-off of debt issuance fees, a Venezuela currency devaluation, and restructuring and other, which include costs associated with workforce reductions, and other charges. The non-GAAP financial measures for 2009 and 2010 used by the Company are also defined to reflect income taxes at a 38% tax rate.

Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Management also believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation. Management believes it is appropriate to exclude the Venezuela currency devaluation charge, the write-off of debt issuance fees, the amortization of long-term debt discount from the Company’s May 2007 convertible note offering, as well as restructuring and other charges, which included costs associated with the integration of NSB into Epicor and costs associated with workforce reductions, because these charges are not related to the Company’s ongoing business operations and it allows for more accurate comparisons of our operating results to our peer companies. Finally, management believes that using a 38% tax rate is appropriate because it allows comparisons of our operating results that are more consistent with prior periods presented, as well as more accurate comparisons of our operating results to our peer companies.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and net income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

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Epicor Reports Q3 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,066	$106,861
Accounts receivable, net	95,333	90,011
Deferred income taxes	11,956	11,572
Inventory, net	2,246	1,819
Prepaid expenses and other current assets	21,388	13,976

Total current assets	243,989	224,239

Property and equipment, net	27,015	28,511
Deferred income taxes	22,083	21,867
Intangible assets, net	63,200	84,107
Goodwill	369,909	368,336
Other assets	9,692	10,990

Total assets	$735,888	$738,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,175	$13,966
Accrued expenses	44,556	46,754
Current portion of long-term debt	198	202
Current portion of accrued restructuring costs	1,931	1,694
Current portion of deferred revenue	94,198	96,040

Total current liabilities	159,058	158,656

Long-term debt, less current portion	251,713	255,535
Accrued restructuring costs	5,073	4,423
Deferred revenue	426	392
Deferred income taxes and other income taxes	14,725	15,172
Other long-term liabilities	3,132	3,785

Total long-term liabilities	275,069	279,307

Stockholders’ equity:
Common stock	66	63
Additional paid-in capital	437,121	422,460
Less: treasury stock at cost	(23,308)	(20,670)
Accumulated other comprehensive loss	(4,727)	(4,825)
Accumulated deficit	(107,391)	(96,941)

Total stockholders’ equity	301,761	300,087

Total liabilities and stockholders’ equity	$735,888	$738,050

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Epicor Reports Q3 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
License fees	$20,208	$13,740	$55,604	$44,451
Consulting	36,533	31,735	101,966	95,247
Maintenance	48,539	48,168	144,002	142,374
Hardware and other	9,344	4,933	21,498	15,643

Total revenues	114,624	98,576	323,070	297,715

Cost of revenues	53,515	42,592	149,938	132,784
Amortization of intangible assets	7,047	7,046	21,155	23,672

Total cost of revenues	60,562	49,638	171,093	156,456

Gross profit	54,062	48,938	151,977	141,259

Operating expenses:
Sales and marketing	21,659	18,176	63,388	54,417
Software development	12,592	11,844	40,127	36,682
General and administrative	13,579	13,317	37,734	41,541
Restructuring and other	869	1,003	3,539	2,210

Total operating expenses	48,699	44,340	144,788	134,850

Income from operations	5,363	4,598	7,189	6,409
Interest expense	(5,040)	(6,481)	(14,999)	(17,351)
Interest and other income (expense), net	214	73	(1,079)	(159)

Income (loss) before income taxes	537	(1,810)	(8,889)	(11,101)
Income tax provision (benefit)	9,943	(2,166)	1,561	(3,147)

Net income (loss)	$(9,406)	$356	$(10,450)	$(7,954)

Net income (loss) per share:
Basic	$(0.16)	$0.01	$(0.18)	$(0.13)
Diluted	$(0.16)	$0.01	$(0.18)	$(0.13)
Weighted average common shares outstanding:
Basic	59,120	59,691	58,917	59,391
Diluted	59,120	60,305	58,917	59,391

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Epicor Reports Q3 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NON-GAAP NET INCOME RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Income (loss) before income taxes	$537	$(1,810)	$(8,889)	$(11,101)

Add back:
Amortization of intangible assets	7,047	7,046	21,155	23,672
Stock-based compensation expense	5,443	1,835	13,182	5,897
Amortization of long-term debt discount	2,143	1,994	6,316	5,876
Restructuring and other	869	1,003	3,539	2,210
Venezuela currency devaluation	—	—	1,315	—
Debt issuance fees write off	—	1,647	—	2,571
Deferred revenue fair value adjustment	—	—	—	432
Other	(98)	559	(236)	559

Non-GAAP income before income taxes	15,941	12,274	36,382	30,116
Non-GAAP provision for income taxes [1]	(5,449)	(4,465)	(12,501)	(10,924)

Non-GAAP net income	$10,492	$7,809	$23,881	$19,192

Non-GAAP net income per diluted share	$0.18	$0.13	$0.40	$0.32

Weighted average common shares outstanding:
Diluted	59,565	60,305	59,547	59,953

[1]

The Company utilizes a 38% tax rate for the calculation of the non-GAAP provision for income taxes for comparison purposes with other periods. The non-GAAP effective income tax rates reflected above differ from 38% due to certain non-deductible non-GAAP add backs.

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Epicor Reports Q3 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Total revenues	$114,624	$98,576	$323,070	$297,715

Net income (loss)	$(9,406)	$356	$(10,450)	$(7,954)
Income tax provision (benefit)	9,943	(2,166)	1,561	(3,147)
Interest expense	5,040	6,481	14,999	17,351
Amortization of intangible assets	7,047	7,046	21,155	23,672
Depreciation	1,801	1,901	5,487	6,020
Restructuring and other	869	1,003	3,539	2,210
Venezuela currency devaluation	—	—	1,315	—
Deferred revenue fair value adjustment	—	—	—	432
Interest and other (income) expense, net	(214)	(73)	(236)	159

Adjusted EBITDA	$15,080	$14,548	$37,370	$38,743

Adjusted EBITDA percent of total revenues	13.2%	14.8%	11.6%	13.0%

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Epicor Reports Q3 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY FREE CASH FLOW RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$(9,406)	$356	$(10,450)	$(7,954)
Income tax provision (benefit)	9,943	(2,166)	1,561	(3,147)
Interest expense	5,040	6,481	14,999	17,351
Amortization of intangible assets	7,047	7,046	21,155	23,672
Depreciation	1,801	1,901	5,487	6,020
Restructuring and other	869	1,003	3,539	2,210
Venezuela currency devaluation	—	—	1,315	—
Deferred revenue fair value adjustment	—	—	—	432
Interest and other (income) expense, net	(214)	(73)	(236)	159

Adjusted EBITDA	$15,080	$14,548	$37,370	$38,743

Adjusted EBITDA	$15,080	$14,548	$37,370	$38,743
Non-cash stock-based compensation	5,443	1,835	13,182	5,897
Capital expenditures	(1,659)	(463)	(3,866)	(2,502)
Cash paid for taxes	(522)	(107)	(2,892)	(1,906)
Net interest	(2,743)	(4,321)	(8,231)	(10,808)

Free cash flow	$15,599	$11,492	$35,563	$29,424